ATTORNEY WORK PRODUCT
                                                 PRIVILEGED AND CONFIDENTIAL
                                                 ---------------------------


FOR IMMEDIATE RELEASE


            M & F WORLDWIDE CORP. PURCHASES 7,320,225 SHARES OF
                PANAVISION INC. FROM PX HOLDING CORPORATION
                -------------------------------------------

         (New York, New York April 19, 2001)-M & F Worldwide Corp. (NYSE:
MFW) and PX Holding Corporation, a wholly owned subsidiary of Mafco Holdings Inc., announced that, pursuant to a stock purchase agreement entered into today, M & F Worldwide Corp. has purchased all 7,320,225 shares of Panavision Inc. (NYSE: PVI) common stock held by PX Holding. The shares purchased constitute approximately 83% of Panavision's outstanding shares.

         Under the terms of the stock purchase agreement, PX Holding received aggregate consideration consisting of 1,500,000 shares of M & F Worldwide common stock, 6,182,153 shares of M & F Worldwide Series B Non-Cumulative Perpetual Participating Preferred Stock, having a liquidation preference of $6.50 per share and one vote per share, and $80 million in cash. As a result of the transaction, Mafco Holdings now owns approximately 53% of the voting stock of M & F Worldwide. Simultaneously with the closing of the stock purchase agreement, M & F Worldwide entered into a new $105 million credit agreement and repaid its existing credit agreement. Funds required in connection with the transaction were obtained pursuant to the new credit agreement. Mafco Holdings or affiliates will provide financial support, if any is required, for Panavision's debt.

         The transaction was approved by the M & F Worldwide board of directors, after receiving the determination of a special committee of directors of M & F Worldwide not affiliated with PX Holding that the transaction was fair to the unaffiliated stockholders of M & F Worldwide and a fairness opinion from the special committee's financial advisor.

         "The acquisition of Panavision is a tremendous opportunity to combine a high multiple, high growth business, with the stable cash flow of our traditional flavorings business," said Howard Gittis, Chairman of the Board of Directors, President and Chief Executive Officer of M & F Worldwide. "Panavision is acknowledged throughout the film world as the pre-eminent designer, manufacturer and supplier of the highest quality motion picture camera systems and we believe Panavision will continue to be an industry leader through the development of digital camera technology."

         Panavision Inc. is a leading designer and manufacturer of high-precision film camera systems, comprising cameras, lenses and accessories for the motion picture and television industries. Panavision systems are rented through its domestic and international owned and operated facilities and agent network.

         M & F Worldwide is a holding company that, through its wholly-owned subsidiary Mafco Worldwide Corporation, produces licorice extracts and a variety of natural botanical products.

                                    ***

         This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks, including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update and forward-looking statements to reflect events or circumstances after the date hereof.


Contacts:    PX Holding Corporation    M & F Worldwide Corp.
             James T. Conroy           John Burke
             (212) 572-5980            (212) 484-7541